Exhibit 32.1

SECTION 1350

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

In connection with the Quarterly Report of Union Drilling, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2009, as filed with the Securities and Exchange Commission (the “Report”), Christopher D. Strong, President and Chief Executive Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Christopher D. Strong
Name:	Christopher D. Strong
Title:	President and Chief Executive Officer
Date:	May 4, 2009